UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)  February 9, 2001

                       Health Outcomes Management, Inc.
            (Exact name of registrant as specified in its chapter)

     Minnesota                     0-15936              41-1546471
(State or other jurisdiction    (Commission         (IRS Employer
 of incorporation)               File Number)        Identification No.)

       2331 University Avenue SE
        Minneapolis, Minnesota                             55414
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code  (612) 378-3053

                       ________________________________
        (Former name or former address, if changed since last report)

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On February 8, 2001, Health Outcomes Management, Inc. disposed of one of its assets relating to The Assurance Patient-Centered Coordinated Comprehensive Pharmaceutical Care System (tm).

Health Outcomes signed a software assignment agreement with the Regents of the University of Minnesota.

Health Outcomes, working cooperatively with the Peters Institute of Pharmaceutical Care (of the University of Minnesota) and Professors Robert Cipolle, Linda Strand and Peter Morley have developed such software, as well as a Pharmaceutical Care website.

The terms of the transaction were not disclosed. These assets were assigned to the Regents of the University of Minnesota in exchange for the forgiveness of outstanding debts, and the agreement by the University of Minnesota to pay royalties on future revenues relating to these assets.